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                                 LAW OFFICES OF
                                 IWONA J. ALAMI
                        120 NEWPORT CENTER DR., SUITE 200
                         NEWPORT BEACH, CALIFORNIA 92660
                                  (714)760-6880
                               FAX: (714) 760-6815
                             E-MAIL: IWONA58@AOL.COM


                                  July___, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                Re:   Physical Spa & Fitness Inc.
                      ---------------------------

 Ladies and Gentlemen:

                This firm represents Physical Spa & Fitness Inc., a Delaware corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"), which relates to the issuance and sale of (i) 375,000 shares of common stock, par value $.001 per share ("Common Stock") offered by the Registrant (the "Shares"); (ii) 67,000 shares of Common Stock, par value $.001 per share offered by the Selling Shareholder (the "Selling Shareholder Shares");
(iii) an option to issue up to 15% additional Shares to cover overallotments (the "Overallotment Shares"); (iii) 43,125 Warrants issuable to Global Financial Group (the "Representative's Warrants"); and (iv) 43,125 shares of Common Stock issuable upon the exercise of the Representative Warrants ("Representative's Shares"). For purposes hereinafter, the Shares, the Selling Shareholder Shares, the Overallotment Shares, the Representative's Warrants and the Representative's Shares are collectively referred to as the "Registered Securities." In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

                Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

                We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form SB-2 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                             Respectfully submitted,



                             Iwona J. Alami